SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

 Date of Report: (Date of earliest event reported): June 5, 2000 (May 19, 2000)


                              Allstar Systems, Inc.
             (Exact name of registrant as specified in its charter)



             Delaware                                76-0515249
     (State of Incorporation)             (IRS Employer Identification No.)

                                     0-21479
                            (Commission File Number)

                             6401 Southwest Freeway
                              Houston, Texas 77074
              (Address of Registrant's principal executive offices)

                                 (713) 795-2000
              (Registrant's telephone number, including area code)




                                (Not Applicable)
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 19, 2000, Allstar Systems, Inc. (the "Company"), pursuant to the terms of the Asset Purchase Agreement, dated as of March 16, 2000 (the "Purchase Agreement"), between the Company and Amherst Computer Products Southwest, L.P. and Amherst Technologies, L.L.C., sold its Computer Products division and certain assets of its IT Business located in El Paso, Texas for approximately $16.4 million, subject to certain post-closing adjustments. The Company used the proceeds from the sale to repay $9,300 in debt, which represented all of its debt, to Deutsche Financial Services ("DFS") and expects to satisfy capital requirements from its existing cash balances, collection of its accounts receivables and borrowings under the DFS credit facilities. The effects of this transaction have been previously reported in the Company's Form 10-Q for the three months ended March 31, 2000.

         The Purchase Agreement and the transactions contemplated thereby were approved by stockholders at a special meeting on May 19, 2000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

                  2.1 Asset Purchase Agreement, dated as of March 16, 2000, by and among Amherst Southwest Computer Products, L.P., Amherst Technologies, L.L.C. and the Company.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2000

                                        ALLSTAR SYSTEMS, INC.


                                        By: /s/Donald R. Chadwick
                                        Donald R. Chadwick
                                        Secretary



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                                INDEX TO EXHIBITS


EXHIBIT                         DESCRIPTION OF EXHIBIT

         2.1*            Asset Purchase  Agreement,  dated as of March 16, 2000,
by and among Amherst Southwest Computer Products, L.P., AmherstTechnologies, L.L.C. and the Company.

                         *Incorporated  by reference from the Company's Form 8-K
filed with the SEC on March 21, 2000